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                                                                   EXHIBIT 99(e)

                        KEYCORP STUDENT LOAN TRUST 2000-A

                              OFFICER'S CERTIFICATE



Banker's Trust Company                      Key Bank USA, National Association
Four Albany Street                          800 Superior Avenue, 4th Floor
New York, New York  10006                   Cleveland, Ohio  44114
ATTN: Corporate Trust & Agency Group        ATTN: Senior Vice President
            Structured Finance                          Key Education Resources
Phone:  (212) 250-6501                      Phone:  (216) 828-9342
Fax:    (212) 250-6439                      Fax:    (216) 828-9301

MBIA Insurance Corporation
113 King Street
Armonk, NY 10504
ATTN: Data Administration
Phone: (914) 765-3772
Fax:   (914) 765-3810


Pursuant to Section 3.09 of the Indenture dated as of June 1, 2000 between KeyCorp Student Loan Trust 2000A, as Issuer, and Banker's Trust Company, as Indenture Trustee, the undersigned hereby certifies that (i) a review of the activities of the Issuer from inception of the Trust through December 31, 2000, and of its performance under the Indenture has been made, and (ii) to the best of our knowledge, based on our review, the Issuer has fulfilled all its obligations under the Indenture throughout such period.




                                    KEYCORP STUDENT LOAN TRUST 2000-A, as Issuer
                                    By:  Bank One, National Association
                                         as Eligible Lender Trustee




                                    By:  /s/ Jeffrey L. Kinney
Date:   3-15-01                     Jeffrey L. Kinney
                                    Vice PresidentPage 18 of 1